Exhibit 10.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of November 16, 2015, is made among EQUITY BANCSHARES, INC., a Kansas corporation (the “Corporation”), PATRIOT FINANCIAL PARTNERS, L.P., a Delaware limited partnership (“Patriot Partners”), and PATRIOT FINANCIAL PARTNERS PARALLEL, L.P., a Delaware limited partnership (“Patriot Parallel” and together with Patriot Partners “Patriot”), ENDICOTT OPPORTUNITY PARTNERS III, L.P., a Delaware limited partnership (“Endicott”), COMPASS ISLAND INVESTMENT OPPORTUNITIES FUND A, L.P., a Delaware limited partnership (“Fund A”), and COMPASS ISLAND INVESTMENT OPPORTUNITIES FUND C, L.P., a Delaware limited partnership (“Fund C” and together with Fund A, “Compass”).

Recitals

WHEREAS, each of Patriot Partners, Patriot Parallel, Endicott, Fund A and Fund C (each a “Holder” and collectively, the “Holders”) received piggy-back registration rights pursuant to the Patriot Registration Rights Agreement, the Endicott Registration Rights Agreement and the Compass Registration Rights Agreement (collectively, the “Prior Registration Rights Agreements”), respectively, in connection with each Holder’s purchase of Registrable Securities pursuant to each parties’ respective stock purchase agreements entered into with the Corporation in connection with the purchase of such Registrable Securities;

WHEREAS, in connection with each Holder’s agreement to enter into a Lock-Up Agreement, dated as of the date hereof (the “Lock-Up Agreement”), between each Holder and the underwriters named therein, and to sell shares in the Corporation’s initial public offering (the “IPO”), the Corporation and each Holder desire to amend and restate, in their entirety, each of the Prior Registration Rights Agreements to provide each Holder with the rights provided for in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that each of the Prior Registration Rights Agreements is amended and restated and superseded in its entirety as follows:

1. Defined Terms. The following terms when used in this Agreement have the following respective meanings:

“1933 Act” means the U.S. Securities Act of 1933, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“1934 Act” means the U.S. Securities and Exchange Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Advice” has the meaning set forth in Section 4(c)(2).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Person; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Availability Date” has the meaning set forth in Section 4(a)(15).

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks are authorized or required to be closed for business in Wichita, Kansas.

“Common Stock” means (i) the Corporation’s Class A Common Stock, par value $0.01 per share, (ii) Class B Common Stock, par value $0.01 per share, (iii) the Corporation’s common stock issued or issuable upon conversion of the preferred stock of the Corporation, and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Compass” has the meaning set forth in the preamble.

“Compass Registration Rights Agreement” means that certain registration rights agreement, dated May 15, 2012, by and among the Corporation, Fund A and Fund C.

“Corporate Notice” has the meaning set forth in Section 3(a).

“Corporation” has the meaning set forth in the preamble.

“Demand Registration” has the meaning set forth in Section 3(a).

“Effectiveness Period” has the meaning set forth in Section 4(a)(1).

“Endicott” has the meaning set forth in the preamble.

“Endicott Registration Rights Agreement” means that certain registration rights agreement, dated October 13, 2010, between the Corporation and Endicott.

“Event” has the meaning set forth in Section 3(g).

“Event Date” has the meaning set forth in Section 3(g).

“Fund A” has the meaning set forth in the preamble.

“Fund C” has the meaning set forth in the preamble.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” has the meaning set forth in the recitals.

“IPO” has the meaning set forth in the Recitals.

“Liquidated Damages” has the meaning set forth in Section 3(g).

“Lock-Up Agreement” has the meaning set forth in the Recitals.

“New Registration Statement” has the meaning set forth in Section 3(h).

“Participating Holder” means any Holder that has elected to include Registerable Securities in a Registration Statement pursuant to Section 3.

“Patriot” has the meaning set forth in the preamble.

“Patriot Parallel” has the meaning set forth in the preamble.

“Patriot Partners” has the meaning set forth in the preamble.

“Patriot Registration Rights Agreement” means that certain registration rights agreement, dated as of September 30, 2010, by and among the Corporation, Patriot Partners and Patriot Parallel.

“Person” means natural persons, corporations, limited liability companies, trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Piggy-Back Registration” has the meaning set forth in Section 2(a).

“Piggy-Back Registration Expenses” has the meaning set forth in Section 5(a).

“Prior Registration Rights Agreement” has the meaning set forth in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Public Offering” has the meaning set forth in Section 2(a).

“Registrable Securities” means (i) the Corporation’s Class A Common Stock, par value $0.01 per share and Class B Common Stock, par value $0.01 per share, (ii) the Corporation’s common stock issued or issuable upon conversion of the preferred stock of the Corporation, (iii) the Corporation’s preferred stock issuable upon exercise of any warrant and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the 1933 Act, (iii) such securities shall have ceased to be outstanding, or (iv) such securities become eligible for sale by the Holder pursuant to Rule 144 without current public information requirements or volume or manner of sale restrictions; provided, further that once a security ceases to be a Registrable Security, it will permanently cease to be a Registrable Security.

“Registration” means a registration with the SEC of the offer and sale to the public of Registrable Securities under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Statement” means any one or more registration statements of the Corporation filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Rule 144” means Rule 144 promulgated by the SEC under and pursuant to the 1933 Act, or any successor rule, as from time to time amended.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” has the meaning set forth in Section 3(h).

“Section 2 Notice” has the meaning set forth in Section 2(a).

“Selling Stockholder” has the meaning set forth in Section 2(b).

“Shelf Registration” means a Registration Statement of the Corporation for an offering to be made on a delayed or continuous basis of Registrable Securities pursuant to Rule 415 under the 1933 Act (or similar provisions then in effect).

“Shelf Registration Request” has the meaning set forth in Section 3(e).

“Takedown Notice” has the meaning set forth in Section 3(e).

“Underwritten Offering” means a Registration in which securities of the Corporation are sold to an underwriter or underwriters for reoffering to the public.

2. Piggy-Back Registrations.

(a) Right to Include Registrable Securities. If at any time the Corporation proposes to register (including for this purpose a Registration effected by the Corporation for security holders of the Corporation other than Patriot pursuant to Section 3 hereof) any of its securities and to file a Registration Statement (other than a Registration (i) pursuant to a Registration Statement on Form S-8, or other Registration solely relating to an offering or sale to employees or directors of the Corporation pursuant to any employee stock plan or other employee benefit arrangement, or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the 1933 Act, (ii) pursuant to any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, (iii) in connection with any dividend reinvestment or similar plan or (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction) with respect thereto under the 1933 Act, for sale for its own account or for any security holder not as a result of a Demand Registration in a manner that would permit Registration of Registrable Securities for sale to the public under the 1933 Act (a “Public Offering”), the Corporation will each such time promptly give written notice to each of the Holders (i) of its intention to do so, (ii) of the form of Registration Statement of the SEC that has been selected by the Corporation and (iii) of the rights of Holders under this Section (the “Section 2 Notice”). The Corporation will include in the case of a proposed Public Offering all

Registrable Securities that the Corporation is requested in writing, within 15 calendar days after the Section 2 Notice is given, to register by any Holder thereof (a “Piggy-Back Registration”); provided, however, that (x) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Corporation shall determine that none of such Registrable Securities shall be registered, the Corporation may, at its election, give written notice of such determination each Holder that requested Registration pursuant to this Section 2(a) and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned Registration, and (y) in case of a determination by the Corporation to delay Registration of Registrable Securities, the Corporation shall be permitted to delay the Registration of such Registrable Securities pursuant to this Section for the same period as the delay in registering such other Registrable Securities by the Corporation, as the case may be or may abandon the Registration of Registrable Securities, in the sole discretion of the Corporation. No Registration effected under this Section for less than all the Registrable Securities shall relieve the Corporation of its obligations to effect future Registrations of any remaining Registrable Securities. The expenses of a withdrawn Piggy-Back Registration shall be borne by the Corporation.

(b) Priority; Registration Form. If the managing underwriter(s) for a Registration in which Registrable Securities are proposed to be included pursuant to this Section 2 that involves an Underwritten Offering shall advise the Corporation in writing in good faith that in its opinion, the number of Registrable Securities to be sold for the account of persons other than the Corporation (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the success of the Underwritten Offering (taking into consideration the interests of the Corporation and each Holder and Selling Stockholder, other than a Holder), then the number of Registrable Securities to be sold for the account of Selling Stockholders (including the Holders) may be reduced to a number that, in the opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The number of Registrable Securities that may be registered shall be allocated in the following priority: first, to Registrable Securities proposed to be registered for offer and sale by the Corporation; second, to Registrable Securities proposed to be registered by a Holder as a Piggy-Back Registration and any other Selling Stockholder that possesses contractual rights to include its shares in such Registration Statement; and lastly, any other Selling Stockholders other than a Holder or any other Selling Stockholder that possesses contractual rights to include its shares in such Registration Statement. If the number of Registrable Securities that may be registered pursuant to this Section 2(b) are reduced in accordance with this Section 2(b) upon the advice of the managing underwriter(s), then the Registrable Securities to be registered as part of the second priority in the immediately preceding sentence shall be allocated pro rata among the Holders and any other Selling Stockholder that possesses contractual rights to include its shares in such Registration Statement based on the number of Registrable Securities beneficially owned by the respective Holders and any other Selling Stockholder that possesses contractual rights to include its shares in such Registration Statement or in such other proportions as shall be mutually agreed upon by such parties participating in the Piggy-Back Registration. If, as a result of the proration provisions of this Section 2(b), a Holder shall not be entitled to include all Registrable Securities in a Registration pursuant to this Section that a Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the Registration.

3. Demand Registration

(a) Request. Subject to Section 3(b), at any time after 180 calendar days after the closing of the IPO pursuant to an effective Registration Statement under the 1933 Act, Patriot shall have the right to request that the Corporation file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by Patriot by delivering a written request to the Corporation specifying the class and number of shares of Registrable Securities Patriot wishes to Register and the intended method of distribution thereof (a “Demand Registration”). The Corporation shall (i) within ten (10) Business Days of the receipt of such request, give written notice of such Demand Registration to Endicott and Compass (the “Corporation Notice”), but only if Endicott or Compass then own Registrable Securities, (ii) use its commercially reasonable efforts to file a Registration Statement (or an amendment or supplement to a previously filed shelf Registration Statement) in respect of such Demand Registration as soon as reasonably practicable and in any event within 60 calendar days of the receipt of the request for a Demand Registration, and (iii) use its commercially reasonable efforts to cause such Registration Statement to become effective (if necessary) as soon as reasonably practicable thereafter and in any event within 120 days of the receipt of the request for a Demand Registration. Subject to Section 3(d) below, the Corporation shall include in such Registration all Registrable Securities that Endicott and Compass requests to be included within the ten (10) Business Days following their receipt of the Corporation Notice, as applicable. Notwithstanding the foregoing, the Holders shall not, nor shall the Corporation be required to, take any action that would otherwise be permitted or required under this Section 3 if such action would violate any agreement entered into under Section 10 hereof.

(b) Limitations of Demand Registrations. Patriot shall have the right to require the Corporation to make a total of two (2) Demand Registrations pursuant to Section 3(a); provided, however, that Patriot may not require the Corporation to effect a Demand Registration within 180 calendar days of the date a previous Demand Registration was requested by Patriot; provided, further, that if a request under Section 3(a) is withdrawn by Patriot or is not deemed effective for any reason not directly attributable to the Corporation pursuant to Section 3(c), such request will not reduce the total number of Demand Registrations then available to Patriot, but Patriot and any other Participating Holders will be required to pay any expense associated with such withdrawn or non-effective Registration Statement pursuant to Section 5(b). For the Corporation to be obligated to effect a Demand Registration pursuant to this Section 3, Patriot either alone or with the other Holders must agree to include a number of Registrable Securities in any Demand Registration equal to (i) at least 10% of the total Registrable Securities beneficially owned by the Holders as a group as of the closing date of the IPO or (ii) all Registrable Securities held by each of the Holders if the Holders as a group hold less than 10% of the total Registrable Securities beneficially owned by them as a group as of the closing date of the IPO.

(c) Effective Registration. The Corporation shall be deemed to have effected a Demand Registration for purposes of Section 3(b) if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective for the Effectiveness Period. If, during the Effectiveness Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, the Effectiveness Period shall be extended on a day-for-day basis for any period Patriot and the other Participating Holders, as applicable, are unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d) Priority of Securities in an Offering pursuant to a Demand Registration. If the managing underwriter(s) for an Underwritten Offering pursuant to a Demand Registration under this Section 3 shall advise the Corporation in writing in good faith that in its opinion, the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of the Corporation and the Holders), then the number of Registrable Securities to be sold for the account of the Corporation and the Holders may be reduced to a number that, in the opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The number of Registrable Securities that may be registered shall be allocated in the following priority: (i) first, to Registrable Securities proposed to be registered for offer and sale by the Holders, and such Registrable Securities will be allocated pro rata among the Participating Holders, based on the number of Registrable Securities beneficially owned by such Participating Holders as of the closing date of the IPO or in such other proportion as shall be mutually agreed upon among the Participating Holders, second, any securities proposed to be registered for offer and sale by the Corporation; and lastly, securities proposed to be registered for offer and sale by any other security holders or (ii) if no the Holders, other than Patriot, participate in the Underwritten Offering, first, to Registrable Securities proposed to be registered for offer and sale by Patriot; second, any securities proposed to be registered for offer and sale by the Corporation; and lastly, securities proposed to be registered for offer and sale by any other security holders.

(e) Shelf Registration. At any time after the date hereof when the Corporation is eligible to Register the applicable Registrable Securities on Form S-3 (or a successor form), Patriot may request the Corporation to Register some or all of Patriot’s and the other Holders’ Registrable Securities on a Shelf Registration (a “Shelf Registration Request”) and such Shelf Registration Request shall count as a Demand Registration. If Patriot makes a request for a Shelf Registration, then the Corporation shall use its commercially reasonable efforts to file a Registration Statement on Form S-3 (or an amendment or supplement to a previously filed shelf Registration Statement) in respect of such Shelf Registration as soon as reasonably practicable and in any event within 30 calendar days of the receipt of the Shelf Registration Request, and shall use its commercially reasonable efforts to cause such Registration Statement on Form S-3 to become effective (if necessary) as soon as reasonably practicable thereafter and in any event within 60 days of the Shelf Registration Request. If Patriot is a holder of Registrable Securities included on a Shelf Registration, Patriot shall have the right to request that the Corporation cooperate in a shelf takedown at any time (or if Patriot is not the holder of Registrable Securities on such Shelf Registration Statement, any other Participating Holder with Registrable Securities included on such Shelf Registration), subject to the limitations on the number of Demand Registration requests set forth in Section 3(b) and the limitations applicable to suspension periods in Section 4(c), by delivering a written request thereof to the Corporation specifying the class and number of shares of Registrable Securities Holder wishes to include in the shelf takedown (“Takedown Notice”) and such Takedown Notice shall not constitute a Demand Registration. The Corporation shall as soon as reasonably practicable and in any event within five (5) Business Days of the receipt of a Takedown Notice take all actions reasonably requested by Holder, including the filing of a Prospectus supplement and the other actions described in Section 4, in accordance with the intended method of distribution set forth in the Takedown Notice as expeditiously as practicable.

(f) SEC Form. Except as set forth in the next sentence, the Corporation shall use its commercially reasonable efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if the Corporation is not then eligible under the 1933 Act to use Form S-3, Demand Registrations shall be registered on Form S-1 (or any successor form). The Corporation shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible. All Demand Registrations shall comply with applicable requirements of the 1933 Act and, together with each Prospectus included, filed or otherwise furnished by the Corporation in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) If (i) the Registration Statement is not filed with the SEC on or prior to the filing deadline set forth in Section 3(a) or Section 3(e), as applicable, other than during a Suspension Period, (ii) the Registration Statement or the New Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason, other than during a Suspension Period, on or prior to the effectiveness deadline set forth in Section 3(a), Section 3(c) or Section 3(e), as applicable, or (iii) after its effective date, (A) such Registration Statement or the New Registration Statement, as applicable, ceases for any reason (including, without limitation, by reason of a stop order or the Corporation’s failure to update the Registration Statement or New Registration Statement, to remain continuously effective as to all Registrable Securities for which it is required to be effective during the Effectiveness Period or (B) the Holders are not permitted to utilize the Prospectus therein to resell such

Registrable Securities, in the case of each of sub clause (A) and (B) other than during a Suspension Period, (iv) a Suspension Period exceeds the length permitted for a Suspension Period or (v) after the date six months following a request for Demand Registration made in accordance with Section 3 hereof, and only in the event a Registration Statement is not effective or available to sell any Registrable Securities, the Corporation fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which any Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Suspension Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate price for any Registrable Securities held by such Holder on the Event Date (based on a price per share equal to the closing price of the Registrable Securities on such Event Date). The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Corporation of any Liquidated Damages accruing prior to the Effectiveness Period). If the Corporation fails to pay any Liquidated Damages pursuant to this Section 3(g) in full within ten (10) Business Days after the date payable, the Corporation will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Participating Holders, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Any effectiveness deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Corporation’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of any Holder to timely provide the Corporation with information necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case such effectiveness deadline would be extended with respect to any Registrable Securities affected by such Holder).

(h) Notwithstanding the registration obligations set forth in this Section 3, in the event the SEC informs the Corporation that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Corporation agrees to promptly (i) inform Patriot and each other Participating Holder thereof and use its commercially reasonable efforts to file amendments to such registration statement as required by the SEC or (ii) withdraw such registration statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to the Corporation to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Corporation shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the SEC staff and/or the Securities Act (the “SEC Guidance”). Notwithstanding any other provision of this Agreement and subject to the payment of Liquidated Damages in Section 3(g), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a such registration statement as a secondary offering (and notwithstanding that the Corporation used commercial reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities to be registered on such Registration

Statement will be reduced in the manner set forth in Section 3(d). In the event the Corporation amends such registration statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, then such amendment or New Registration Statement will not reduce the total number of Demand Registrations available to Patriot under Section 3(b); provided, however, that Patriot and any other Participating Holders will be required to pay any expenses associated with such amendment or New Registration Statement pursuant to Section 5(b).

(i) Neither Patriot nor any Participating Holder shall not be named as an “underwriter” in any Registration Statement without such party’s prior written consent; provided, however, that prior to Patriot or a Participating Holder being named as an underwriter in any Registration Statement or the Registration Statement being withdrawn by the Corporation as a result of such SEC Guidance, (i) the Corporation shall use its commercially reasonable efforts to advocate with the SEC against naming Patriot or any Participating Holder as an underwriter in accordance with SEC rules and regulations and SEC Guidance and (ii) if, despite the Corporation’s commercially reasonable efforts to advocate with the SEC against naming Patriot or any Participating Holder as an underwriter, the SEC continues to require that Patriot or any Participating Holder be named as an underwriter in any Registration Statement, Patriot or such Participating Holder shall have the right (but not the obligation), prior to being so named, to either (A) remove itself from such Registration Statement or (B) reduce its number of Registrable Securities included in such Registration Statement such that it shall no longer be required to be named as an underwriter in such Registration Statement and, if Patriot or a Participating Holder elects to remove itself from such Registration Statement or reduces the number of Registrable Securities included in such Registration Statement, then such Registration Statement will not reduce the total number of Demand Registrations then available to Patriot under Section 3(b); provided, however, that Patriot and the Participating Holders will be required to pay any expenses associated with such Registration Statement pursuant to Section 5(b).

4. Registration Procedures.

(a) Use Commercially Reasonable Efforts. In connection with the Corporation’s Registration obligations pursuant to this Agreement, the Corporation shall use its commercially reasonable efforts to expeditiously effect such Registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and:

(1) to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any appropriate form under the 1933 Act, and to cause such Registration Statement to become effective and to remain continuously effective under the 1933 Act until (A) with respect to Registration Statements on Form S-3, the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144, without the requirement for the Corporation to be in compliance with the current public information requirements under Rule 144, as determined by counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Corporation’s transfer agent and the effected Holders and (B) with respect to Registration Statements on Form S-1, the earliest of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, (ii) 180 calendar days from the effective date of the Registration Statement or (iii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144, without the requirement for the Corporation to be in compliance with the current public information requirements under Rule 144, as determined by counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Corporation’s transfer agent and the effected Holders (the “Effectiveness Period”);

(2) to (i) prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 under the 1933 Act; (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Corporation; and (iv) comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities (including in accordance with Rule 172 under the 1933 Act), and each Holder agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Corporation filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Corporation shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report which created the requirement for the Corporation to amend or supplement such Registration Statement was filed);

(3) to notify each Holder if it is selling Registrable Securities and the managing underwriter(s), if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is proposed to be filed, (B) when the SEC notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Corporation shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Corporation believes would constitute material and non-public information), (C) any Registration Statement, or any post-effective amendment thereto, becomes effective, (D) the SEC or any other Governmental Authority requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (E) the SEC or any other Governmental Authority issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (F) the Corporation receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been threatened or initiated for the purpose of suspending such qualification, or (G) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; provided, however, that in the case of this subclause (G), such notice need only state that an event of such nature has occurred, without describing such event;

(4) to use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(5) if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, to promptly incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the Corporation and such Holder reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the 1933 Act;

(6) to furnish to each Holder and each managing underwriter, if any, one signed copy of the Registration Statement and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(7) if Registrable Securities being sold in connection with an underwritten offering, to deliver to each Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by such Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit in each case in accordance with the intended method or methods of disposition thereof;

(8) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with each Holder, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from the registration or qualification) of, such Registrable Securities for resale under the securities or blue sky laws of such jurisdictions as may be requested by a Holder included in such Registration Statement; to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service in any jurisdiction where it is not then so subject;

(9) to cooperate with each Holder and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Certificates for Registrable Securities free from all restrictive legends may be transmitted by the transfer agent to a Holder by crediting the account of such Holder’s prime broker with DTC as directed by such Holder;

(10) upon the occurrence of any event described in clauses, (E), (F) or (G) of Section 4(a)(3) above, to prepare and file a supplement or post-effective amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and any other required documents, so that, as thereafter delivered, such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(11) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) to enter into an underwriting agreement in customary form with the managing underwriter( s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from the Corporation, as the case may be); (ii) to obtain opinions of counsel to the Corporation (which (if reasonably acceptable to the underwriter(s)) may be the Corporation’s inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) to obtain “comfort” letters from the Corporation’s independent certified public accountants addressed to the underwriter( s), such letters to be in customary form;

(12) to consider in good faith any reasonable request of any Holder and underwriters for the participation of management of the Corporation in “road shows” and similar sales events;

(13) the Corporation shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and subject to Section 5(b), the Corporation shall pay the filing fee required for the first such filing at the time such first filing is made;

(14) the Corporation shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the Registration of the resale of Registrable Securities;

(15) the Corporation shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including Rule 172, notify the Holders promptly if the Corporation no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the Registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this Section 4, “Availability Date” means the 45th calendar day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Corporation’s fiscal year, “Availability Date” means the 90th calendar day after the end of such fourth fiscal quarter); and

(16) in connection with the filing of a Registration Statement hereunder or any amendment or supplement to a Registration Statement or Prospectus hereunder, the Corporation shall, not less than three (3) Business Days prior to such filing, furnish to each Holder, which is participating in a Piggy-Back Registration or Demand Registration under the terms of this Agreement, copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if such Holder does not object to or comment on the aforementioned documents within such three (3) Business Day period, then such Holder shall be deemed to have consented to and approved the use of such documents). The Corporation shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder, which is participating in a Piggy-Back Registration or Demand Registration under the terms of this Agreement, reasonably objects in good faith, provided that, the Corporation is notified of such objection in writing within the three (3) Business Day period described above.

(b) Holders’ Obligation to Furnish Information and Cooperate. If a Registration is being effected with respect to any Registrable Securities held by a Holder, such Holder shall, promptly on the Corporation’s request, (i) furnish to the Corporation such information regarding the Holder, the Registrable Securities held by the Holder, the manner of holding any interests therein, and distribution of such Registrable Securities, as the Corporation may from time to time reasonably request in writing, and (ii) provide such consents as the Corporation may reasonably require with respect to disclosure of the content of the disclosures and any identification of the Holder or its Registrable Shares or the circumstances in which they are held. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Corporation a response to any requests for further information as described in the previous sentence.

(c) Suspension Periods.

(1) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall be entitled, from time to time, by providing written notice to Holder and the other holders of Common Stock who elected to participate in a Registration, to postpone the filing or effectiveness of a Registration, or, to the extent a Registration is effective, to require such holders of Common Stock to suspend the use of the Prospectus for sales of Registrable Securities under the Registration, in each case for a reasonable period of time not to exceed 60 calendar days in succession or 120 calendar days in the aggregate in any 12-month period (a “Suspension Period”) if the board of directors of the Corporation determines that (A) any action required in connection with a Registration would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Corporation; (ii) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential; or (iii) render the Corporation unable to comply with requirements under the 1933 Act or 1934 Act or (B) any event of the kind described in clauses (E)-(G) of Section 4(a)(3) has occurred. Immediately upon receipt of such notice, the holders of Common Stock covered by the Registration shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or the Corporation provides the Advice contemplated by Section 4(c)(2). After the expiration of any Suspension Period and without any further request from the holders of Common Stock, the Corporation shall as soon as reasonably practicable file and seek the effectiveness of the Registration, or prepare a post-effective amendment or supplement to the Registration or the Prospectus, or any document incorporated therein by reference, as applicable, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(2) Each Holder agrees that, upon receipt of a notice from the Corporation of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Corporation that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Corporation may provide appropriate stop orders to enforce the provisions of this paragraph.

5. Registration Expenses.

(a) Piggy-Back Registration Expenses. Except as otherwise expressly provided herein to the contrary, the Corporation will bear all fees and expenses incident to the Corporation’s performance of or compliance with its obligations in connection with a Piggy-Back Registration under Section 2 of this Agreement, including without limitation all (i) registration and filing fees, including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which the common stock is then listed for trading, (B) with respect to compliance with applicable state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Corporation in connection with blue sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, (A) expenses of printing certificates for Registrable Securities under all circumstances, and (B) expenses of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (iv) fees and expenses of all other Persons retained by the Corporation in connection with the consummation of the transactions contemplated by this Agreement, (v) the expenses and fees for listing securities to be registered on each securities exchange on which securities are then listed, (vi) the reasonable fees and expenses of counsel to the Corporation and independent accountants (which advisors shall be selected by the Corporation), (vii) the costs and charges of any transfer agent or registrar, (viii) expenses incurred in connection with any “road show” presentation to potential investors, (all such expenses being herein referred to as “Piggy-Back Registration Expenses”); provided, however, that Piggy-Back Registration Expenses borne by the Corporation shall not include any underwriting discounts, commissions or fees attributable to the sale of the Holders’ Registrable Securities or the fees and expenses of counsel for the Holders, which underwriting discounts, commissions and fees, and fees and expenses of counsel shall in all cases be borne solely by the Holder incurring such expense, and, provided, further that each Holder will bear all its other expenses incurred in fulfilling its obligations under this Agreement. In addition, the Corporation shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

(b) Demand Registration Expenses. Except as otherwise expressly provided herein to the contrary, Patriot will bear all fees and expenses incident to Patriot’s and the Corporation’s performance of or compliance with its obligations in connection with a Demand Registration, Shelf Registration Request or Takedown Notice under Section 3 of this Agreement, including without limitation all (i) registration and filing fees, including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which the common stock is then listed for trading and (B) with respect to compliance with applicable state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Corporation in connection with blue sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by Patriot or the Participating Holders), (ii) printing expenses (including, without limitation, (A) expenses of printing certificates for Registrable Securities under all circumstances, (B) expenses of printing prospectuses if the printing of prospectuses is reasonably requested by Patriot or the Participating Holders registering a majority of the Registrable Securities in the Registration Statement and (C) with respect to any filing that may be required to be made by any broker through which any Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110), (iii) messenger, telephone and delivery expenses fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (iv) fees and expenses of all other Persons retained by the Corporation in connection with the consummation of the transactions contemplated by this Agreement, (v) the expenses and fees for listing securities to be registered on each securities exchange on which securities are then listed, (vi) the fees and expenses of Holders’ counsel and any advisors to Holders, (vii) the reasonable fees and expenses of counsel to the Corporation and its independent accountants (which counsel and accountants shall be selected by the Corporation), (viii) the costs and charges of any transfer agent or registrar, (ix) expenses incurred in connection with any “road show” presentation to potential investors, and (x) any underwriting discounts, commissions or fees attributable to the sale of Holders’ Registrable Securities; provided, however, that the Corporation shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit. Notwithstanding the foregoing, should any Holders, the Corporation or other security holders include Registrable Securities in a Demand Registration, Shelf Registration Request or Takedown Notice the expenses allocable to Patriot under this Section 5(b), absent the participation of such other parties, shall be allocated pro rata to the other participants in the Registration based on the number of shares offered or included in such Demand Registration, Shelf Registration Request or Takedown Notice by each participant. Notwithstanding anything to the contrary herein, if the Corporation pays any expenses on behalf of any Holder, such Holder shall promptly reimburse the Corporation upon written presentation of such expense to Patriot.

6. Indemnification.

(a) Indemnification by the Corporation. The Corporation shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless (i) each Holder, its partners, members, managers, stockholders, Affiliates, and the directors, officers, employees and agents of each of the foregoing, (ii) each Person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), the partners, members, managers, stockholders, Affiliates of each such controlling Person, and the directors, officers, employees and agents of each of the foregoing, collectively, “Holder Covered Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Damages”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that, (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Corporation by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 4(a)(3)(E)-(G), related to the use by a Holder of an outdated or defective Prospectus after the Corporation has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 4(c)(2). The Corporation shall notify the Holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Corporation is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by the Selling Holder. Each Holder shall, severally and not jointly, indemnify and hold harmless the Corporation, its directors, officers, agents and employees, each Person who controls the Corporation (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons (collectively, “Corporation Covered Persons”), to the fullest extent permitted by applicable law, from and against all Damages, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Corporation by such Holder expressly for use therein or (ii) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 4(a)(3)(E)-(G), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Corporation has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 4(c)(2). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Notices of Claims; Proceedings.

(1) Promptly after receipt by a Holder Covered Person or a Corporation Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, the Corporation, on the one hand, or a Holder, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the Indemnifying Party of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Section 6, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation.

(2) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(3) Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 6(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder).

(d) Contribution. If the indemnification provided for in Section 6(a) and (b) is unavailable or insufficient to hold harmless an Indemnified Party under this Section, then each Indemnifying Party shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this Section in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The Corporation and each Holder (in consideration of the Corporation’s including any Registrable Securities in any Registration Statement filed in accordance with this Agreement) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first sentence of this Section. The amount paid by an Indemnified Party as a result of the Damages referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection 6(c) if the Indemnifying Party has assumed the defense of any such action accordance with the provisions thereof) which is the subject of this subsection 6(d). Notwithstanding the provisions of this subsection 6(d), a Holder shall not be required to contribute, in the aggregate, an amount in excess of the amount by which the net proceeds actually received by such Holder for the sale of Registrable Securities in the registered offering exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action against such party in respect of which a claim for contribution has been made against an Indemnifying Party under this Section, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in subsection 6(c)(l) has not been given with respect to such action; provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this Section, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

(e) Survival. The provisions of this Section 6 shall survive the termination of this Agreement and the expiration or termination of any registration rights provided under this Agreement.

7. Rule 144. The Corporation shall file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the 1933 Act within the limits of the exemptions provided by Rule 144. The Corporation will use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the 1933 Act and the 1934 Act (at any time after the Corporation has become subject to such reporting requirements. The Corporation shall furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after 90 calendar days after the effective date of the registration statement filed by the Corporation for an initial public offering), the 1933 Act, and the 1934 Act (at any time after the Corporation has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Corporation so qualifies); (ii) a copy of the most recent annual or quarterly’ report of the Corporation and such other reports and documents so filed by the Corporation; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Corporation has become subject to the reporting requirements under the 1934 Act) or pursuant to Form S-3 (at any time after the Corporation so qualifies to use such form).

8. Underwritten Registrations.

(a) Selection of Underwriter(s). In each Underwritten Offering pursuant to Section 2, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by the Corporation. In the case of any Demand Registration effected pursuant to Section 3(a) or a Shelf Takedown effected pursuant to Section 3(e), Holder shall have the right to designate the managing underwriter(s) in any Underwritten Offering, subject to the consent of the Corporation which shall not be unreasonably withheld or delayed.

(b) Agreements of Selling Holder. A Holder shall not sell any of its Registrable Securities in any underwritten offering pursuant to a Registration hereunder unless the Holder (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (ii) completes and executes all questionnaires, underwriting agreements, lock-up agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by the Corporation or the underwriters.

9. Transferability. The rights of the Holders under this Agreement and the right to cause the Corporation to register Registrable Shares under this Agreement may be assigned by a Holder to a transferee or assignee of any Registrable Securities; provided, however, that prior to the receipt by the Corporation of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Corporation may deem and treat the person listed as the holder of such Registrable Securities in its records as the absolute owner and holder of such Registrable Securities for all purposes.

10. Lock-Up Agreements. Each Holder of Registrable Securities agrees, if requested by the managing underwriter(s) for any Underwritten Offering, to enter into a customary lock-up agreement with the managing underwriter or underwriters for such Underwritten Offering of the Corporation’s securities (whether or not Registrable Securities are included in such offering and regardless of whether the Holder participates in the Underwritten Offering), containing terms that are customary for lock-up agreements in connection with the type of Underwritten Offering being effected (and the lock-up period shall not exceed 90 days) following the effective date of a Registration Statement, except for such securities as shall be included in such registration and except as permitted by customary exceptions to be included therein; provided, that all officers and directors of the Corporation and each other Holder enter into similar agreements. No Holder may refuse to enter into such a lock-up agreement based upon the refusal of any other Holder to execute a lock-up agreement in violation of this Agreement.

11. Miscellaneous.

(a) The Corporation (i) represents and warrants that neither the Corporation nor any of its subsidiaries has entered into, as of the date hereof, any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement; and (ii) covenants and agrees that neither the Corporation nor any of its subsidiaries shall, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement.

(b) The Corporation acknowledges that there would be no adequate remedy at law if the Corporation fails to perform any of its obligations hereunder and that the Holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Corporation under this Agreement in accordance with the terms and conditions of this Agreement. Time shall be of the essence in this Agreement.

(c) Written notices under this Agreement shall be valid if sent by U.S. Certified Mail (Return Receipt Requested) or recognized overnight delivery service (with charges prepaid), or by telecopier facsimile with evidence of successful transmission to the following respective addresses:

if to Patriot:	Patriot Financial Partners, L.P.
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: James J. Lynch, Managing Partner
Facsimile No. (215) 399-4653

with a copy to:	Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
Attention: Michael P. Reed

if to Endicott:	Endicott Opportunity Partners III, L.P.
570 Lexington Ave, 37th Floor
New York, NY 10022
Attention: Wayne K. Goldstein
Facsimile No. (212) 355-5530

with a copy to:	Schulte, Roth & Zabel, LLP
919 Third Avenue
New York, NY 10022
Attention: Frank L.L. Kwok

if to Compass:	Resource Financial Institutions Group, Inc.
712 Fifth Avenue, 12th Floor
New York, NY 10019
Attention: Matthew Elsom
Facsimile No. (212) 761-0402

or at such other address as a Holder or its legal counsel, as applicable, may have specified to the Corporation in writing,

and if to the Corporation:	Equity Bancshares, Inc.
7701 Kellogg Drive, Suite 200
Wichita, KS 67207
Attention: Brad S. Elliott
Chairman and Chief Executive Officer
Facsimile No. (316) 264-2905

with a copy to:	Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, TX 75201-7932
Attention: Michael G. Keeley
Telephone: (214) 855-3906
Facsimile. (214) 855-8200

or at such other address as the Corporation or its legal counsel may have specified to the Holders in writing. Notices under this Section shall be deemed given only when actually received.

(d) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Corporation, the Holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement. If the Corporation shall so request, any Holder and any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e) The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and Registration of Registrable Securities by such Holder.

(f) Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement, by certified or registered first class mail, postage prepaid, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Corporation and each of the Holders, mutually and as an independent covenant, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

(g) The descriptive headings of the several Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h) This Agreement supersedes all other prior oral or written agreements between each Holder, the Corporation, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, including, without limitation, the Endicott Registration Rights Agreement, the Patriot Registration Rights Agreement and the Compass Registration Rights Agreement, and this Agreement and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

(i) If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

(j) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Corporation and each Holder, provided that any party may give a waiver as to itself but any such waiver shall only effective to the extent it is in writing. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder and that does not directly or indirectly affect the rights of one or more other Holders may be given by such Holder for those Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(k) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF KANSAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(l) This Agreement shall terminate with respect to a Holder upon such time as such Holder no longer holds any Registrable Securities, except for the provisions of Section 6 and 11, which shall survive any such termination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name:	Brad S. Elliott
Title:	Chairman and Chief Executive Officer

PATRIOT FINANCIAL PARTNERS, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing General Partner

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing General Partner

ENDICOTT OPPORTUNITY PARTNERS III, L.P.

By: W.R. Endicott III, L.L.C., its general partner

By:	/s/ Wayne K. Goldstein
Name:	Wayne K. Goldstein
Title:	Managing Member

COMPASS ISLAND INVESTMENT OPPORTUNITIES FUND A, L.P.

By: Resource Financial Institutions Group, Inc., its general partner

By:	/s/ Matthew Elsom
Name:	Matthew Elsom
Title:	Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]

COMPASS ISLAND INVESTMENT OPPORTUNITIES FUND C, L.P.

By: Resource Financial Institutions Group, Inc., its general partner

By:	/s/ Matthew Elsom
Name:	Matthew Elsom
Title:	Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]